UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2009

ASIA DOCUMENT TRANSITION, INC.

             (Exact Name of Registrant as Specified in its Charter)

Nevada	333-153888	20-4889194
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

15D, Eton Building, 288 Des Voeux Road, Central, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
011/852-2545-9133

Not Applicable

(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

On July 28, 2009, the Board of Directors of Asia Document Transition, Inc. Inc. (“ADT” or “Company”) was advised in writing that its independent principal accountant and auditor, Moore & Associates, Chartered (“Moore”)had terminated its relationship with the Company effective that date.  Moore has served the Company well since 2006. Under Item 304 of Regulation S-K, the reason for the auditor change is resignation.

On July 30, 2009, the Company decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended June 30, 2009, including performing the required quarterly reviews.

During the two most recent fiscal years and the interim period through the date of the resignation, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure or auditing  scope or  procedure, which disagreements, if not resolved to Moore’s satisfaction, would have caused Moore to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of resignation, the reports of Moore did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1)              The Report of Independent Registered Public Accounting Firm issued by Moore with respect to the Company’s audited financial statements for the year ended June 30, 2006 contained the following statement:

” The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company’s limited operations and incurred losses as of June 30, 2006 raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.“

2)              The Report of Independent Registered Public Accounting Firm issued by Moore with respect to the Company’s audited financial statements for the year ended June 30, 2007 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

3)              The Report of Independent Registered Public Accounting Firm issued by Moore with respect to the Company’s audited financial statements for the year ended June 30, 2008 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has an accumulated deficit of $32,745 for June 30, 2008, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Moore furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Moore agreed with the above statements.  A copy of Moore’s letter to the SEC dated August 3, 2009 is filed as an Exhibit to this Form 8-K.

During the two most recent fiscal years and the subsequent interim period through the date of the resignation of Moore, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1  Letter from Moore dated August 3, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASIA DOCUMENT TRANSITION, INC.

DATE: August 3, 2009	By:	/s/ Bernard Chan
Bernard Chan
President and Chief Executive Officer